Exhibit 99.1

OPNET Reports Results for Fiscal Q3 2005

Revenue of $16.1 Million and EPS of $0.01

BETHESDA, MD –January 31, 2005– OPNET Technologies, Inc. (NASDAQ: OPNT), a leading provider of management software for networks and applications, today announced financial results for its third fiscal quarter ended December 31, 2004. Revenue for the quarter ended December 31, 2004 was $16.1 million compared to $14.4 million for the same quarter in the prior year. Earnings per share for the third quarter of fiscal 2005 was $0.01 on a diluted basis, compared to $0.08 in the same quarter of the prior year.

For the nine months ended December 31, 2004, revenues were $47.1 million compared to $40.1 million for the same period in the prior fiscal year. Earnings per share for the nine months ended December 31, 2004 was $0.13 on a diluted basis, compared to $0.18 for the same period in the prior fiscal year.

OPNET Chairman & CEO, Marc A. Cohen, stated, “We are very pleased to report strong results for fiscal Q3 of 2005. We exceeded our revenue guidance, and generated a record increase in deferred revenue. Our performance was not driven by any single deal, but rather results from consistent execution across the sales organization. Our EPS, although within guidance, was negatively impacted by a reserve for an IRS examination of our R&D tax credit for fiscal years 2002 and 2003, and also by increased consulting costs associated with our Sarbanes-Oxley implementation efforts. The degree to which Sarbanes-Oxley implementation costs will negatively impact EPS will significantly decrease following Q4 of 2005. Overall, we are very encouraged by our revenue visibility.”

Third Quarter Fiscal Year 2005 Financial Outlook

OPNET expects fiscal fourth quarter revenue to be between $16.2 and $17.0 million, and diluted earnings to be between breakeven and 3 cents per share. These amounts represent management’s current expectations about the Company’s future financial performance, based on information available at this time.

Financial Highlights for the Third Quarter of Fiscal 2005

•	Grew revenue 11.3% year over year to $16.1 million from $14.4 million from the third quarter of fiscal 2004. Revenue for the quarter grew sequentially 13.0% from $14.2 million from the second quarter of fiscal 2005.

•	Grew license revenue sequentially 35.8% to $7.8 million, from $5.7 million from the second quarter of fiscal 2005.

•	Increased deferred revenue to a record $16.8 million as of December 31, 2004. Deferred revenue for the quarter experienced a record sequential quarter dollar increase of $2.7 million from the second quarter of fiscal 2005.

•	Maintained profitability despite significant increases in consulting costs associated with Sarbanes-Oxley implementation efforts, and the inclusion of a full quarter of operating expenses associated with the operations of Altaworks Corporation (which was acquired on October 6, 2004).

•	Maintained a strong balance sheet with $80.7 million in cash and marketable securities at December 31, 2004.

The Company will hold an investor conference call on Monday, January 31, 2005 at 5:00 pm Eastern Time to review financial results for the third quarter of fiscal 2005. Investors will be able to listen to the call by dialing 877-407-9205 in the U.S. or 201-689-8054 for international callers, and entering password OPT Q305, or use the webcast at www.opnet.com, or at www.vcall.com (click on OPNT under “Today’s VCalls”). Investors are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software. Investors can listed to the archived call by calling the replay phone number at 877-660-6853 or 201-612-7415 for international callers. For replay, enter account # 1628, conference ID # 133881. The replay will be available from 7:00 pm Eastern Time January 31st through 11:59 pm Eastern Time February 4th. The webcast will be available at www.opnet.com or www.vcall.com, archived for seven days.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. is a leading provider of management software for networks and applications. For more information about OPNET and its products, visit www.opnet.com.

OPNET and OPNET Technologies, Inc. are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts, including statements about expected financial performance in future periods, constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc. (“OPNET”) assumes no obligation to update these statements. Forward-looking statements are based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. For a discussion of risk factors that could affect OPNET’s future performance, see OPNET’s most recent 10-Q, filed with the Securities & Exchange Commission. These risks include, among others, the evolving nature of our market, fluctuations in customer demand, the length and variability of our sales cycle, and risks regarding our ability to successfully expand our sales force.

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Note to editors: The word OPNET is spelled with all upper-case letters.

OPNET Technologies, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2004	2003	2004	2003
	(in thousands, except per share data)
Revenues:
New software licenses	$7,793	$7,113	$21,578	$19,987
Software license updates and technical support	4,998	3,940	14,617	10,907
Professional services	3,272	3,379	10,869	9,244

Total revenues	16,063	14,432	47,064	40,138

Cost of revenues:
New software licenses	202	126	578	614
Software license updates and technical support	597	445	1,734	1,188
Professional services	2,367	2,048	7,128	5,302
Amortization of acquired technology	192	125	460	375

Total cost of revenues	3,358	2,744	9,900	7,479

Gross profit	12,705	11,688	37,164	32,659

Operating expenses:
Research and development	3,780	3,144	10,836	9,450
Sales and marketing	5,867	4,964	16,568	14,044
General and administrative	2,475	1,438	5,865	4,208

Total operating expenses	12,122	9,546	33,269	27,702

Income from operations	583	2,142	3,895	4,957
Interest and other income, net	326	135	787	436

Income before provision for income taxes	909	2,277	4,682	5,393
Provision for income taxes	740	658	1,979	1,666

Net income	$169	$1,619	$2,703	$3,727

Basic net income per common share	$0.01	$0.08	$0.13	$0.19

Diluted net income per common share	$0.01	$0.08	$0.13	$0.18

Basic weighted average common shares outstanding	20,168	19,759	20,129	19,605

Diluted weighted average common shares outstanding	20,758	20,906	20,626	20,489

OPNET Technologies, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	December 31, 2004	March 31, 2004
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$43,029	$41,492
Marketable securities	37,640	40,001

Total cash and marketable securities	80,669	81,493

Accounts receivable, net	13,900	10,044
Unbilled accounts receivable	2,189	2,559
Deferred income taxes, prepaid expenses and other current assets	2,503	1,772

Total current assets	99,261	95,868

Property and equipment, net	6,051	6,410
Intangible assets, net	1,470	1,240
Goodwill	15,818	12,212
Deferred income taxes and other assets	620	952

Total assets	$123,220	$116,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$564	$934
Accrued liabilities	4,378	4,218
Deferred and accrued income taxes	99	173
Deferred revenue	15,775	12,918

Total current liabilities	20,816	18,243

Note payable	300	300
Deferred rent	1,101	994
Deferred revenue	982	774

Total liabilities	23,199	20,311

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Common stock	26	26
Additional paid-in capital	78,640	77,808
Deferred compensation	—	(21)
Retained earnings	25,365	22,661
Accumulated other comprehensive loss	90	(3)
Treasury stock	(4,100)	(4,100)

Total stockholders’ equity	100,021	96,371

Total liabilities and stockholders’ equity	$123,220	$116,682

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